WHI'T'E KNIGHT GOLD (US) INC.
#922, 510 WEST HASTINGS STREET
VANCOUVER, BC V6B 1L8
PHONE: (604)681-4462 FAX: (604)681-0180

June 18, 2001

Chapleau Resources Ltd. Suite 104, 135 10th Avenue South Cranbrook, BC V1C 2N1	White Knight Resources Ltd. Suite 922, 510 West Hastings Street Vancouver, BC V6B 1L8	CUN Minerals, Inc. East 1st Street Reno, Nevada, 89501

Dear Sirs:

Re: Indian Ranch Property Agreement - First Amendment

White Knight Gold (U.S.) Inc. ("WKG"), CUN Minerals, Inc. and White Knight Resources Ltd. (together known as "WKR") entered into an option agreement (the "Original Agreement") dated May 26t'', 1997 with Chapleau Resources Ltd. ("CHI"). The Original Agreement deals with the Indian Ranch property located in Eureka County, Nevada (the "Indian Ranch Property").

1.

WKR hereby agrees to amend the Original Agreement to allow CHI to vest a 40% interest in all of WKG(US)'s right, title and interest as lessee of the Indian Ranch Property, subject to the rights granted to Kennecott Exploration Company pursuant to the Indian Ranch Option Agreement dated April 1, 2001 (the "Kennecott Agreement") and CHI's obligations under the Mineral Lease Agreement dated May 1st, 2001, if CHI meets the following conditions (the "Conditions") no later than June 25th. 2001:

a)

CHI shall deliver a certified cheque to WKG(US)in the amount of USD$100,000 to satisfy Section 2.2(a)(iv) of the Original Agreement which is hereby amended to "the sum of USD$100,000 on June 25th, 2001"; and

b)

CHI shall deliver a certified cheque to WKG(US) in the amount of USD$7,539.16 in full payment of the invoice dated December 31st, 2000; and

c)

CHI shall execute and deliver to WKG(US) the promissory note attached as Schedule "A" in the amount of USD$49,678, representing final monies owed under the Squaw Creek Option Agreement.

1.

The parties agree to the following:

a)

As long as both the Original Agreement and the Kennecott Agreement are in good standing, CHI will receive its proportionate interest of any option payment made by Kennecott pursuant to the Kennecott Agreement; and

b)

In the event that Kennecott terminates the Kennecott Agreement and ceases to do further work on the Indian Ranch Property, CHI's undivided interest in the Indian Ranch Property will immediately upon such termination reduce from a 40% to a 25% undivided interest; and

c)

CHI and WKR shall equally share the legal costs that the Operator incurs in generating the joint venture agreement described in Section 4.4(c) of the Original Agreement and the preparation of documents required to cause CIII to be a party to the Mineral Lease Agreement; and

d)

The 30 day default provision contained in Section 6 of the Original Agreement will not apply to the Conditions and should any of the Conditions not be fulfilled by June 25th, 2001, the Original Agreement will terminate at 5:00 p.m. (Pacific Savings Time) on June 28th, 2001 without further notice.

2.

Time shall be of the essence of this agreement.

4.

This agreement contains the entire agreement between the parties concerning the amendment of the Original Agreement.

5.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same instrument.

3.

Please acknowledge your acceptance of this First Amendment by signing below and returning one originally executed copy to:

Suite 922, 510 West Hastings Street Vancouver, BC V6B 1L8

Yours truly,

WHITE KNIGHT GOLD (U.S.) INC.

/s/ John M. Leask

John M. Leask, P.Eng.

______________________________________

Authorized Signatory, Chapleau Resources Ltd

______________________________________

Authorized Signatory, White Knight Resources Ltd.

_________________________________________

Authorized Signatory, CUN Minerals, Inc..

Schedule "A"
PROMISSORY NOTE

USD$49,678

Due Date: June 25th, 2002

THIS PROMISSORY NOTE is made at Vancouver, British Columbia, this 2-day of June, 2001.

FOR VALUE RECEIVED, CHAPLEAU RESOURCES LTD. promises to pay to the order of White Knight Gold (US) Inc. at its offices at Suite 922, 510 West Hastings Street, Vancouver, British Columbia, on June 25th, 2002 the sum of FORTY NINE THOUSAND, SIX HUNDRED AND SEVENTY EIGHT DOLLARS (USD$49,678) of lawful money of the United States of America, together with interest thereon calculated, cumulated and payable on June 25th, 2002 commencing January 1st, 2001 at the rate of FIVE PERCENT (5%) per annum, as well after as before maturity or default until paid. Arrears of interest will be added to the principal balance owing and will bear interest at the said rate calculated and cumulated as aforesaid.

PRESENTMENT, protest, notice of protest and notice of dishonour are hereby waived.

Per:___________________________________

C/S

Authorized Signatory, Chapleau Resources Ltd.

PROVINCE OF BRITISH COLUMBIA	)	TO ALL TO WHOM
	)	THESE PRESENTS MAY
	)	COME, BE SEEN OR
	)	KNOWN
CITY. OF CRANBROOK	) ss. )

I HEREBY CERTIFY, that on the 19 th day of June, 2001, before me, the subscriber, a Notary Public, duly appointed and sworn, residing and practising in the City of Cranbrook, Province of

British Columbia, personally came and appeared,

the

of Chapleau Resources Ltd., a subscribing witness to the foregoing Instrument, who, having been by me duly sworn, made oath and saith that Chapleau Resources Ltd.   caused the same to be executed in its name and on its behalf and its corporate seal to be thereunto affixed by its proper officers in his/her presence.

IN WITNESS WHEREOF, I have hereunto affixed my hand and seal of office the day and year first above written.

A Notary Public in and for the Province of British Columbia